Exhibit 10.4

VOTING AGREEMENT

This Voting Agreement (this "Agreement"), dated as of May 8, 2014, is entered into by and between the undersigned stockholder ("Stockholder") of Variation Biotechnologies (US), Inc., a Delaware corporation (the "Company"), and Paulson Capital (Delaware) Corp., a Delaware corporation ("Parent").

WHEREAS, concurrently with or following the execution of this Agreement, the Company, Parent and VBI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), have entered, or will enter, into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for, among other things, the merger (the "Merger") of Merger Sub and the Company pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required that Stockholder execute and deliver this Agreement; and

WHEREAS, in order to induce Parent to enter into the Merger Agreement, Stockholder is willing to make certain representations, warranties, covenants and agreements with respect to the shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), and Series A preferred stock, par value $0.01 per share, of the Company ("Company Series A Preferred Stock" and, together with the Company Common Stock, "Company Capital Stock") beneficially owned by Stockholder and set forth below Stockholder's signature on the signature page hereto (the "Original Shares" and, together with any additional shares of Company Capital Stock acquired by Stockholder pursuant to Section 6 hereof, the "Shares").

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.	Definitions.

For purposes of this Agreement, capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

2.	Representations of Stockholder.

Stockholder represents and warrants to Parent that:

(a)

(i) Stockholder owns beneficially (as such term is defined in Rule 13d-3 under the Exchange Act) all of the Original Shares free and clear of all liens, claims, options, charges or other encumbrances that would have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations under this Agreement, and (ii) except pursuant hereto or as set forth on Schedule 2(a) hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Original Shares and there are no voting trusts or voting agreements with respect to the Original Shares.

(b)

Stockholder does not beneficially own any shares of Company Capital Stock other than (i) the Original Shares and (ii) any options, warrants or other rights to acquire any additional shares of Company Capital Stock or any security exercisable for or convertible into shares of Company Capital Stock, set forth on the signature page of this Agreement (collectively, "Options"), in respect to which there are no, except pursuant hereto or as set forth on Schedule 2(b) hereto, options, warrants or other rights, agreements, arrangements or commitments of any character to which Stockholder is a party relating to the pledge, disposition or voting of any of the Options and there are no voting trusts or voting agreements with respect to the Options.

(c)

Stockholder has full corporate power and authority and legal capacity to enter into, execute and deliver this Agreement and to perform fully Stockholder's obligations hereunder (including the proxy described in Section 3(b) below)). This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the legal, valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

(d)

None of the execution and delivery of this Agreement by Stockholder, the consummation by Stockholder of the transactions contemplated hereby or compliance by Stockholder with any of the provisions hereof will materially conflict with or result in a material breach, or constitute a material default (with or without notice of lapse of time or both) under any provision of, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument or Law applicable to Stockholder or to Stockholder's property or assets, which conflict, breach, or default shall have the effect of preventing or disabling Stockholder from performing Stockholder’s obligations under this Agreement.

3.	Agreement to Vote Shares; Irrevocable Proxy.

(a)

Stockholder agrees during the term of this Agreement to vote the Shares at any annual or special meeting of stockholders of the Company, or execute a written consent or consents if stockholders of the Company are requested to vote their shares through the execution of an action by written consent in lieu of any such annual or special meeting of stockholders of the Company, and to cause any holder of record of Shares to vote: (i) in favor of (1) approval of the Merger and the Merger Agreement and the transactions contemplated thereunder, at every meeting (or in connection with any action by written consent) of the stockholders of the Company at which such matters are considered and at every lawful adjournment or postponement thereof and (2) approval of any proposal to adjourn or postpone the meeting to a later date during the term of this Agreement, if there are not sufficient votes for the approval of the Merger Agreement or the transactions contemplated thereunder on the date on which such meeting is held; (ii) against any action, proposal, transaction or agreement which could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or of Stockholder under this Agreement or which would reasonably be expected to result in any of the conditions to the Company’s obligations under the Merger Agreement not being fulfilled. This Agreement is intended to bind Stockholder as a stockholder of the Company only with respect to the specific matters set forth herein. Except as set forth in clauses (i) and (ii) of this Section 3(a), Stockholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the stockholders of the Company.

(b)

Stockholder hereby appoints Parent and any designee of Parent, and each of them individually, its proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the term of this Agreement with respect to the Shares in accordance with Section 3(a). This proxy and power of attorney is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by Stockholder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by Stockholder with respect to the Shares. The power of attorney granted by Stockholder herein is a durable power of attorney and shall survive the dissolution or bankruptcy of Stockholder but will not survive the termination of this Agreement. The proxy and power of attorney granted hereunder shall terminate upon the termination of this Agreement. Parent acknowledges and agrees that Stockholder may vote the Shares on all other matters not referred to in Section 3(a), and the attorneys and proxies named above may not exercise the proxy with respect to such matters.

4.	No Voting Trusts or Other Arrangement.

Stockholder agrees that during the term of this Agreement, Stockholder will not, and will not permit any entity under Stockholder's control to, deposit any of the Shares in a voting trust, grant any proxies with respect to the Shares or subject any of the Shares to any arrangement with respect to the voting of the Shares other than agreements entered into with Parent.

5.	Transfer and Encumbrance.

Stockholder agrees that during the term of this Agreement, other than as set forth in the Merger Agreement, Stockholder will not, directly or indirectly, transfer, sell, offer to sell, exchange, assign, pledge or otherwise dispose of or encumber ("Transfer") any of the Shares or enter into any contract, option or other agreement with respect to, or consent to, a Transfer of, any of the Shares or Stockholder's voting or economic interest therein. Any attempted Transfer of Shares or any interest therein in violation of this Section 0 shall be null and void. This Section 0 shall not prohibit a Transfer of the Shares by Stockholder to an Affiliate of Stockholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee agrees in a writing, to be bound by all of the terms of this Agreement applicable to Shareholder. For the purposes of this Section 5, “Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such specified Person, including, without limitation, any general partner, officer, director, or manager of such Person and any venture capital or private equity fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

6.	Additional Shares.

Stockholder agrees that all shares of Company Capital Stock that Stockholder purchases or acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement shall be subject to the terms of this Agreement and shall constitute Shares for all purposes of this Agreement until termination of this Agreement.

7.	Reserved.

8.	Documentation and Information.

Except as required by applicable Law, Stockholder shall not make any public announcement regarding this Agreement and the transactions contemplated hereby without the prior written consent of Parent; provided, that if Stockholder determines, based upon advice of counsel, that a public announcement is required by applicable Law, Stockholder shall use its commercially reasonable efforts to provide Parent with reasonable advance notice of such determination and reasonable time to comment on such announcement in advance of such issuance. Stockholder consents to and hereby authorizes Parent to publish and disclose in all documents and schedules filed with the SEC to the extent required by Law, and any press release or other disclosure document that Parent reasonably determines to be necessary, based upon advice of counsel, in connection with the transactions contemplated by the Merger Agreement, and in each case only to the extent so required or necessary, Stockholder's identity and ownership of the Shares, the existence of this Agreement and the nature of Stockholder's commitments and obligations under this Agreement, and Stockholder acknowledges that Parent may, in Parent's sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Body during the term of this Agreement and only to the extent required by Law. Subject to applicable Law, Stockholder agrees to promptly give Parent any information it may reasonably require for the preparation of any such disclosure documents, and Stockholder agrees to promptly notify Parent of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect.

9.	Termination.

This Agreement shall terminate automatically without a need for any further action upon the earliest to occur of (i) the Effective Time and (ii) the date on which the Merger Agreement is terminated in accordance with its terms or amended in a manner adverse to the Stockholder.

10.	No Agreement as Director, Officer or a Fiduciary; No other Representations; No Reliance.

Stockholder makes no agreement or understanding in this Agreement in Stockholder's capacity as a director, officer or fiduciary of the Company or any of its subsidiaries (if Stockholder holds such office or is a fiduciary thereof), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by Stockholder in stockholder's capacity as a director, officer or fiduciary, including in exercising rights under the Merger Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit or restrict Stockholder from exercising Stockholder's fiduciary duties as an officer, director or other fiduciary of the Company or its stockholders. Except as expressly set forth in this Agreement, neither Stockholder nor any of its agents, employees or representatives have made, nor are any of them making any representation or warranty, express or implied, in respect of the Shares or the Stockholder, and any such other representations or warranties are hereby expressly disclaimed. Parent expressly acknowledges and agrees that neither Parent nor any of Parent’s agents, employees or representatives is relying on any other representation or warranty of Stockholder or any of its agents, employees or representatives, including the accuracy or completeness of any such other representations and warranties, whether express or implied.

11.	Specific Performance.

Each party hereto acknowledges that it will be impossible to measure in money the damage to the other party if a party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other party has an adequate remedy at law. Each party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other party's seeking or obtaining such equitable relief.

12.	Entire Agreement.

This Agreement supersedes all prior agreements, written or oral, between the parties hereto with respect to the subject matter hereof and contains the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the parties hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

13.	Notices.

All notices, requests, claims, demands, and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13):

If to Parent:      Paulson Capital (Delaware) Corp.

1331 NW Lovejoy Street, Suite 720

Portland, Oregon 97209

Facsimile: 503-248-2390

Attn: Trent Davis

Copies to (which shall not constitute notice):

Holland & Knight LLP
2300 U.S. Bancorp Tower

111 S.W. Fifth Avenue
Portland, OR 97204
Facsimile: 503-241-8014

Attn: Mark von Bergen, Esq.

And

Sichenzia Ross Friedman & Ference, LLP

61 Broadway

Suite 3200

New York, NY 10006

Facsimile 212-930-9725

Attn: Harvey Kesner, Esq.

If to Stockholder, to the address or facsimile number set forth for Stockholder on the signature page hereof.

14.	Miscellaneous.

(a)

This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of New York.

(b)

Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns shall be brought and determined exclusively in the Court of Chancery of the State of Delaware, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any state or federal court within the State of Delaware and any direct appellate court therefrom. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 13 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 14(b), (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(c)

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 14(c).

(d)

If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)	This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

(f)	Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to effect the transactions contemplated by this Agreement.

(g)	All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(h)

The obligations of Stockholder set forth in this Agreement shall not be effective or binding upon Stockholder until after such time as the Merger Agreement is executed and delivered by the Company, Parent and Merger Sub, and the parties agree that there is not and has not been any other agreement, arrangement or understanding between the parties hereto with respect to the matters set forth herein.

(i)

Neither party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto. Any assignment contrary to the provisions of this Section 14(i) shall be null and void.

15.	No Ownership Interest; No Unspecified Obligations.

Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Shares, except as expressly provided herein. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have any authority to direct Stockholder in, and Stockholder will in no way be limited from the voting or disposition of, or the taking of any other action in connection with, any of the Shares, except as otherwise specifically provided herein.

[SIGNATURE PAGE FOLLOWS]

 IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

PAULSON CAPITAL (DELAWARE) CORP.
By: ___/s/ Trent Davis___________________
Name: Trent Davis
Title: President

5AM CO-INVESTORS II, L.P.

By: 5AM Partners II, LLC, its General Partner

By: ___/s/ Scott Rocklage __________________
Name: Scott Rocklage
Title: Managing Member

Number of Shares of Company Common Stock Beneficially Owned as of the Date of this Agreement:

Number of Options Beneficially Owned as of the Date of this Agreement:

Street Address:
City/State/Zip Code:
Fax:

[Signature Page to Voting Agreement]